Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-8 of IIOT-OXYS, Inc. of our report dated April 14, 2022, relating to our audits of the December 31, 2021 and 2020 financial statements, incorporated by reference in the Prospectus, which is part of this Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 27, 2022